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                                                                Exhibit 99(j)(2)

Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Bond Series, Inc.:
     RiverSource Core Bond Fund
     RiverSource Floating Rate Fund
     RiverSource Income Opportunities Fund
     RiverSource Inflation Protected Securities Fund
     RiverSource Limited Duration Bond Fund


We consent to the use of our reports dated September 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                                /s/       KPMG LLP



Minneapolis, Minnesota
September 26, 2007